                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)


                                                            Thirteen
                                                           Weeks Ended
                                                  ---------------------------
                                                     March 30,      March 31,
                                                          2002           2001
                                                  ------------   -------------



Net income                                        $      8,514   $      8,354
                                                  ============   ============


Average number of common shares outstanding              8,097          8,512
                                                  ============   ============



Earnings per common share                         $       1.05   $       0.98
                                                  ============   ============

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